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                                                                   EXHIBIT 10.20


       SATISFACTION:  The Debt evidenced by
this Note has been satisfied in full this _______ day of _____________, 19__
Signed:  __________________________


                                 PROMISSORY NOTE

                                                               Winston-Salem, NC

$65,705.72                                                        MARCH 13, 1997

   FOR VALUE RECEIVED the undersigned, jointly and severally, promise to pay to KRISPY KREME DOUGHNUTS COMPANY or order, the principal sum of SIXTY-FIVE THOUSAND SEVEN HUNDRED FIVE AND 72/100 DOLLARS ($65,705.72) with interest from March 13, 1997, at a rate per annum equal to nine and one-fourth percent (9.25%) on the unpaid balance until paid or until default, both principal and interest payable in lawful money of the United States of America, at the office of KRISPY KREME DOUGHNUTS COMPANY, P O BOX 83, WINSTON-SALEM, NORTH CAROLINA 27102-0083 (ATTENTION: RANDY S. CASSTEVENS) or at such place as the legal holder hereof may designate in writing and, at Payee's election, via electronic funds transfer pursuant to the Authorization Agreement to Initiate Debits / Credits of even date herewith. It is understood and agreed that additional amounts may be advanced by the holder hereof as provided in the instruments, if any, securing this Note and such advances will be added to the principal of this Note and will accrue interest at the above specified rate of interest from the date of advance until paid. The principal and interest shall be due and payable in thirty-five
(35) equal consecutive monthly payments of principal and interest in the amount of $2,097.08 each to be paid on the 13th day of each month during the term hereof, the first such payment shall be due and payable on April 13, 1997 with a final payment of all unpaid principal and all accrued and unpaid interest herein due on March 13, 2000. Maker anticipates that on or before April 2, 1997 it will make a lump sum payment greater than a standard monthly payment due hereunder. In the event such lump sum payment is greater than $5,000.00, then Payee agrees to recalculate the schedule of payments so that equal payments of principal and interest shall be made in a manner causing this Note to be paid in full upon the thirty-fifth (35th) payment after such lump sum payment. Payee shall not directly draft Maker's bank account prior to May 13, 1997.

   If not sooner paid, the entire remaining indebtedness (including, but not limited to, all unpaid principal and all accrued and unpaid interest and all other sums due hereunder) shall be due and payable on MARCH 13, 2000.

   If payable in installments, each such installment shall, unless otherwise provided, be applied first to payment of interest then accrued and due on the unpaid principal balance, with the remainder applied to the unpaid principal.

   Unless otherwise provided, this Note may be prepaid in full or in part at any time without penalty or premium. Partial prepayments shall be applied to installments due in reverse order of their maturity.

   In the event of (a) default in payment of any installment of principal or interest hereof or under any other note from Maker to Payee as the same becomes due and such default is not cured within ten (10) days from the due date, or (b) default under the terms of any instrument securing this Note, and such default is not cured within fifteen (15) days after written notice to maker, then in either such event the holder may without further notice, declare the remainder of the principal sum, together with all interest accrued thereon and the prepayment premium, if any, at once due and payable. Failure to exercise this option shall not constitute a waiver of the right to exercise the same at any other time. The unpaid principal of this Note and any part thereof, accrued interest and all other sums due under this Note and the Deed of Trust, if any, shall bear interest at the rate provided for above after default until paid.

   All parties to this Note, including maker and any sureties, endorsers, or guarantors hereby waive protest, presentment, notice of dishonor, and notice of acceleration of maturity and agree to continue to remain bound for the payment of principal, interest and all other sums due under this Note and the Deed of Trust notwithstanding any change or changes by way of release, surrender, exchange, modification or substitution of any security for this Note or by way of any extension or extensions of time for the payment of principal and interest; and all such parties waive all and every kind of notice of such change or changes and agree that the same may be made without notice or consent of any of them.

   Upon default the holder of this Note may employ an attorney to enforce the holder's rights and remedies and the maker, principal, surety, guarantor and endorsers of this Note hereby agree to pay to the holder reasonable attorneys fees not exceeding a sum equal to fifteen percent (15%) of the outstanding balance owing on said Note, plus all other reasonable expenses incurred by the holder in exercising any of the holder's rights and remedies upon default. The rights and remedies of the holder as provided in this Note and any instrument securing this Note shall be cumulative and may be pursued singly, successively, or together against the property described in any Deed of Trust or any other instrument securing this Note or any other funds, property or security held by the holder for payment or security, in the sole discretion of the holder. The failure to exercise any such right or remedy shall not be a waiver or release or such rights or remedies or the right to exercise any of them at another time.

   This Note is to be governed and construed in accordance with the laws of the State of North Carolina.

   This Note is given for money owed. To further secure this Note, Maker(s) grants Payee a first priority security interest under the UCC in all machinery, equipment, furniture and fixtures owned by Maker(s) and/or in which Maker(s) has any interest now or hereafter located at 4242 South Noland Road, Independence, Missouri, and agrees to execute such further instruments, security agreements and financing statements as Payee may from time to time request to evidence and/or perfect such security interest. In the event such security interest ever constitutes a lower than first priority security interest, Payee may declare this Note in default and no cure period for such default shall exist.

   Any default hereunder shall constitute a default under that certain Franchise Agreement by and between Krispy Kreme Doughnut Corporation and Midwest Doughnuts, L.L.C. dated May 29, 1996 (the "Franchise Agreement") and any default under the Franchise Agreement shall constitute a default under this Note.

   IN TESTIMONY WHEREOF, EACH CORPORATE MAKER HAS CAUSED THIS IN TESTIMONY WHEREOF, EACH INDIVIDUAL MAKER HAS SET HIS HAND TO INSTRUMENT TO BE EXECUTED AS ITS CORPORATE NAME BY ITS MEMBER, THIS INSTRUMENT AND ADOPTED HIS SEAL THE WORK "SEAL" APPEARING ATTESTED BY ITS MEMBER, AND ITS CORPORATE SEAL TO BE HERETO AFFIXED, BESIDE THE DAY AND YEAR FIRST ABOVE WRITTEN. BY ORDER OF ITS BOARD OF DIRECTORS FIRST DULY GIVEN, THE DAY AND YEAR FIRST ABOVE WRITTEN.

   IN TESTIMONY WHEREOF, EACH INDIVIDUAL MAKER HAS SET HIS HAND TO THIS INSTRUMENT AND ADOPTED HIS SEAL THE WORK "SEAL" APPEARING BESIDE THE DAY AND YEAR FIRST ABOVE WRITTEN.

MIDWEST DOUGHNUTS, L.L.C.                    /S/  PHILIP R.S. WAUGH, JR.  (SEAL)
                                                  PHILIP R.S. WAUGH, JR.

                                             /S/  ROBERT E.L. HODGES   (SEAL)
BY:  /S/  PHILIP R.S. WAUGH, JR.                  ROBERT E.L. HODGES
     PHILIP R. S. WAUGH, JR., MEMBER
                                             /S/  JIMMY B. STRICKLAND  (SEAL)
ATTEST:  /S/  ROBERT E.L. HODGES                  JIMMY B. STRICKLAND
         ROBERT E.L. HODGES, SECRETARY


 (Corporate Seal)